Exhibit 3.32

BYLAWS

OF

HUGHES SUPPLY MANAGEMENT, INC.

f/k/a Hughes Employee Management, Inc.,

a Florida corporation

(the “Corporation”)

ARTICLE I.    MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting.    The annual meeting of the shareholders of the Corporation for the election of directors and the transaction of other business shall be held each year on the date and at the time and place that the board of directors determines. If any annual meeting is not held, by oversight or otherwise, a special meeting shall be held as soon as practical, and any business transacted or election held at that meeting shall be as valid as if transacted or held at the annual meeting.

Section 2. Special Meetings.    Special meetings of the shareholders for any purpose shall be held when called by the president or the board of directors, or when demanded in writing by the holders of not less than 10% (unless a greater percentage not to exceed 50% is required by the articles of incorporation) of all the shares entitled to vote at the meeting. Such demand must be delivered to the Corporation’s secretary. A meeting demanded by shareholders shall be called for a date not less than 10 nor more than 60 days after the demand is made, unless the shareholders demanding the meeting designate a later date. The secretary shall issue the call for the meeting, unless the president, the board of directors, or shareholders requesting the meeting designate another person to do so. The shareholders at a special meeting may transact only business that is related to the purposes stated in the notice of the special meeting.

Section 3. Place.    Meetings of shareholders may be held either within or outside the state of incorporation of the Corporation.

Section 4. Notice.    A written notice of each meeting of shareholders, stating the place, day, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at the meeting, not less than 10 nor more than 60 days before the date set for the meeting, either personally or by first class mail, by or at the direction of the president, the secretary, or the officer or other persons calling the meeting. If mailed, the notice shall be considered delivered when it is deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the records of the Corporation.

Section 5. Waivers of Notice.    Whenever any notice is required to be given to any shareholder of the Corporation under these bylaws, the articles of incorporation or applicable law, a written waiver of notice, signed at any time by the person entitled to notice, shall be equivalent to giving notice. Attendance by a shareholder entitled to vote at a meeting, in person or by proxy, shall constitute a waiver of (a) notice of the meeting, except when the shareholder attends a meeting solely for the purpose, expressed at the beginning of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened, and (b) any objection to consideration of a particular matter at the meeting that is not within the purpose of the meeting unless the shareholders object to considering the matter when it is presented.

Section 6. Closing Transfer Books or Fixing Record Date.    For the purpose of determining the shareholders for any purpose, the board of directors may either require the stock transfer books to be closed for up to 70 days or fix a record date, which shall be not more than 70 days before the date on which the action requiring the determination is to be taken. If the purpose is to determine shareholders entitled to vote at a meeting, the books shall be closed, or the record date shall be, at least 10 days before the date on which the action is to be taken. If the transfer books are not closed and no record date is fixed for the determination of shareholders, the date on which notice of the meeting is mailed or the date on which the board of directors adopts a resolution declaring the dividend or authorizing the action that would require a determination of shareholders shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, that determination shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date. The board of directors shall fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 7. Shareholders’ List for Meeting.    At least 10 days before each meeting of shareholders, the officer or agent having charge of the stock transfer book for shares of the Corporation shall make a complete list of the shareholders entitled to vote at the meeting, listing each shareholder’s address and the number, class, and series of shares that he holds. For 10 days before the meeting, the list shall be kept on file at the Corporation’s principal office, registered agent’s office, transfer agent’s office or at a place identified in the meeting notice in the city where the meeting will be held, and any shareholder may inspect the list at any time during regular business hours. The list shall be available at the meeting and any shareholder, his agent or attorney is entitled to inspect the list at any time during the meeting or its adjournment.

If the requirements of this section have not been substantially complied with, the meeting, on the demand of any shareholder in person or by proxy, shall be adjourned until the requirements of this section are met. If no demand for adjournment is made, failure to comply with the requirements of this section does not affect the validity of any action taken at the meeting.

Section 8. Shareholder Quorum and Voting.    A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares entitled to vote on the matter is the act of the shareholders unless otherwise provided by law. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. After a quorum has been established at a shareholders’ meeting, a withdrawal of shareholders that reduces the number of shareholders entitled to vote at the meeting below the number required for a quorum does not affect the validity of an adjournment of the meeting or an action taken at the meeting prior to the shareholders’ withdrawal.

Authorized but unissued shares (including those redeemed or otherwise reacquired by the corporation), shares of stock of this Corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of stock of this Corporation that it holds in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any time. The president, any vice president, the secretary, and the treasurer of a corporate shareholder are presumed to possess, in that order, authority to vote shares standing in the name of a corporate shareholder, absent a bylaw or other instrument of the corporate shareholder designating some other officer, agent, or proxy to vote the shares. Shares held by an administrator, executor, guardian, or conservator may be voted by him without a transfer of the shares into his name. A trustee may vote shares standing in his name, but no trustee may vote shares that are not transferred into his name. If he is authorized to do so by an appropriate order of the court by which he was appointed, a receiver may vote shares standing in his name or held by or under his control, without transferring the shares into his name. A shareholder whose shares are pledged may vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares unless the instrument creating the pledge provides otherwise.

Section 9. Action by Shareholders without a Meeting.    Unless otherwise provided in the articles of incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice, and without a vote if one or more consents, in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and filed in the minutes of the proceedings of the shareholders. A written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action by providing to the Secretary of the Corporation written notice of revocation.

ARTICLE II.    DIRECTORS

Section 1. Function.    Subject to any limitations imposed by law, if applicable, the business of this Corporation shall be managed and its corporate powers exercised by the board of directors.

Section 2. Number.    The board of directors of the Corporation shall consist of not less than one (1) nor more than fifteen (15) members, the number thereof to be determined from time to time by the board of directors or the shareholders entitled to vote. The number of directors may be either increased or decreased from time to time, as determined by the shareholders or the board of directors. No decrease shall have the effect of shortening the term of any incumbent director, unless the director is removed pursuant to these bylaws.

Section 3. Qualification.    Each member of the board of directors must be a natural person who is eighteen years of age or older. A director need not be a resident of the state of incorporation of the Corporation or a shareholder of the Corporation.

Section 4. Election and Term.    Each person named in the articles of incorporation as an initial director shall hold office until the first annual meeting of shareholders and until such person’s successor has been elected and qualified or until such person’s earlier resignation, removal from office, or death. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor is elected and qualifies or until his earlier resignation, removal from office, or death.

Section 5. Compensation.    The board of directors has authority to fix the compensation of the directors, as directors and as officers.

Section 6. Duties of Directors.    A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he serves, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation.

Section 7. Presumption of Assent.    A director of the Corporation who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is presumed to have assented to the action unless he votes against it or expressly abstains from voting on the action taken, or, he objects at the beginning of the meeting to the holding of the meeting or transacting specific business at the meeting.

Section 8. Vacancies.    Unless filled by the shareholders, any vacancy occurring in the board of directors, including any vacancy created because of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even if the number of remaining directors does not constitute a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 9. Removal or Resignation of Directors.    At a meeting of shareholders called for that purpose, the shareholders, by a vote of the holders of a majority of the shares entitled to vote at any election of directors may remove any director, or the entire board of directors, with or without cause, and fill any vacancy or vacancies created by the removal. A director may resign at any time by delivering written notice to the board of directors or its president of the corporation. A resignation is effective when the notice is delivered unless the notice specifies later effective date. If a resignation is made effective at a later date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.

Section 10. Quorum and Voting.    A majority of the board of directors constitutes a quorum for the transaction of business. The act of the majority of the directors at a meeting at which a quorum is present is the act of the board of directors.

Section 11. Place of Meetings.    Regular and special meetings by the board of directors may be held within or outside the state of incorporation of the Corporation.

Section 12. Regular Meetings.    A regular meeting of the board of directors shall be held without notice, other than through this bylaw, immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than the resolution.

Section 13. Special Meetings.    Special meetings of the board of directors may be called by or at the request of the president or any directors.

Section 14. Notice of Meetings.    Written notice of the time and place of special meetings of the board of directors shall be given to each director by either personal delivery or by first class United States mail, telegram, cablegram, facsimile or electronic mail at least two days before the meeting. Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of the meeting and all objections to the time and place of the meeting, or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of the meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 15. Method of Meeting.    Members of the board of directors may participate in a meeting of the board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means constitutes presence in person at a meeting.

Section 16. Action Without a Meeting.    Any action required to be taken at a meeting of the directors, or any action that may be taken at a meeting of the directors or a committee of the directors, may be taken without a meeting if a written consent, setting forth the action to be taken and signed by all the directors or committee members, is filed in the minutes of the proceedings of the board or the committee before the action is taken. All directors need not sign the same document. A unanimous, written consent has the same effect as a unanimous vote.

Section 17. Facsimile Signatures.    Any director may file with the secretary of the Corporation a written example of his signature. A facsimile of that signature on a document of the Corporation shall have the same legal effect as if the director had actually signed the original document.

Section 18. Executive and Other Committees.    The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution, has and may exercise all the authority of the board of directors, except as limited by the laws of the state of incorporation of the Corporation. All requirements applying to the board of directors regarding meetings, notice, waiver of notice, quorum and voting apply to committees and their members as well. Each committee will have two or more members who serve at the pleasure of the board of directors. The board of directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Neither the creation of any committee, the delegation of authority to any committee, nor action by any committee will alone constitute compliance by any director not a member of such committee with such director’s obligation to act in good faith, in a manner reasonably believed to be in the best interest of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

ARTICLE III.    OFFICERS

Section 1. Officers.    The officers of the Corporation shall consist of a president, a secretary, and a treasurer, and may include a chairman, a chief executive officer, a chief operating officer, a chief financial officer, one or more presidents of divisions, vice presidents, one or more assistant secretaries, one or more assistant treasurers and any additional officers or agents elected by the board of directors. The officers shall be elected initially by the board of directors and thereafter at the first meeting of the board following the annual meeting of the shareholders in each year. The board from time to time may elect or appoint other officers, assistant officers, and agents, who shall have the authority and perform the duties prescribed by the board. An elected or duly appointed officer may, in turn, appoint one or more officers or assistant officers, unless the board of directors disapproves or rejects the appointment. All officers shall hold office until their successors have been appointed and have qualified or until their earlier resignation, removal from office, or death. One person may simultaneously hold any two or more offices. The failure to elect a president, secretary, or treasurer shall not affect the existence of the Corporation.

Section 2. President.    The president, subject to the directions of the board of directors, shall supervise the administration of the general and active management of the business and affairs of the Corporation. The president has the power to sign certificates of stock, bonds, deeds, contracts and any other corporate obligation or other instrument for the Corporation, and in the absence of an elected chairman the president shall preside as chairman at all meetings of the board of directors or shareholders.

Section 3. Vice Presidents.    Each vice president has the power to sign bonds, deeds, and contracts for the Corporation and shall have the other powers and perform the other duties prescribed by the board of directors or the president. Unless the board otherwise provides, if the president is absent or unable to act, the vice president who has served in that capacity for the longest time and who is present and able to act shall perform all the duties and may exercise any of the powers of the president. Any vice president may sign, with the secretary or assistant secretary, certificates for stock of the Corporation.

Section 4. Secretary.    The secretary shall have the power to sign contracts and other instruments for the Corporation and shall (a) keep the minutes of the proceedings of the shareholders and the board of directors in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, (c) maintain custody of the corporate records and the corporate seal, attest the signatures of officers who execute documents on behalf of the Corporation, authenticate records of the Corporation, and assure that the seal is affixed to all documents of which execution on behalf of the Corporation under its seal is duly authorized, (d) keep a register of the post office address of each shareholder that shall be furnished to the secretary by the shareholder, (e) sign with the president, or a vice president, certificates for shares of stock of the Corporation, the issuance of which have been authorized by resolution of the board of directors, (f) have general charge of the stock transfer books of the Corporation, and (g) in general perform all duties incident to the office of secretary and other duties as from time to time may be prescribed by the president or the board of directors.

Section 5. Treasurer.    The treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation, (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit monies in the name of the Corporation in the banks, trust companies, or other depositaries as shall be selected by the board of directors, and (c) in general perform all the duties incident to the office of treasurer and other duties as from time to time may be assigned to him by the president or the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in the sum and with the surety or sureties that the board of directors determines.

Section 6. Removal of Officers.    An officer or agent elected or appointed by the board of directors or appointed by another officer may be removed by the board whenever in its judgment the removal of the officer or agent will serve the best interests of the Corporation. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. Removal shall be without prejudice to any contract rights of the person removed. The appointment of any person as an officer, agent, or employee of the Corporation does not create any contract rights. The board of directors may fill a vacancy, however occurring, in any office. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, its board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date. An officer’s resignation does not affect the officer’s contract rights, if any, with the Corporation.

Section 7. Salaries.    The board of directors from time to time shall fix the salaries of the officers, and no officer shall be prevented from receiving his salary merely because he is also a director of the Corporation.

ARTICLE IV.    INDEMNIFICATION

Any person, his heirs, or personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he, his testator, or intestate is or was a director, officer, employee, or agent of this Corporation or serves or served any other corporation or other enterprise in any capacity at the request of this Corporation, shall be indemnified by this Corporation, and this Corporation will advance his related expenses to the full extent permitted by applicable law. In discharging his duty, any director, officer, employee, or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the Corporation whom the director, officer, employee, or agent reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director, officer, employee, or agent believes to be within that person’s professional or expert competence, or (3) in the case of a director, a committee of the board of directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs, or personal representatives may be entitled. The Corporation may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying these persons. The insurance may be for the benefit of all directors, officers, or employees.

ARTICLE V.    STOCK CERTIFICATES

Section 1. Issuance.    Shares may but need not be represented by certificates. The board of directors may authorize the issuance of some or all of the shares of the Corporation of any or all of its classes or series without certificates. If certificates are to be issued, the share must first be fully paid.

Section 2. Form.    Certificates evidencing shares in this Corporation shall be signed by the president or a vice president and the secretary, assistant secretary or any other officer authorized by the board of directors, and may be sealed with the seal of this Corporation or a facsimile of the seal. Unless the Corporation’s stock is registered pursuant to every applicable securities law, each certificate shall bear an appropriate legend restricting the transfer of the shares evidenced by that certificate.

Section 3. Lost, Stolen, or Destroyed Certificates.    The Corporation may issue a new certificate in the place of any certificate previously issued if the shareholder of record (a) makes proof in affidavit form that the certificate has been lost, destroyed, or wrongfully taken, (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim, (c) if requested by the Corporation, gives bond in the form that the Corporation directs, to indemnify the Corporation, the transfer agent, and the registrar against any claim that may be made concerning the alleged loss, destruction or theft of a certificate, and (d) satisfies any other reasonable requirements imposed by the Corporation.

Section 4. Restrictive Legend.    Every certificate evidencing shares that are restricted as to sale, disposition, or other transfer shall bear a legend summarizing the restriction or stating that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of the restriction.

ARTICLE VI.    DIVIDENDS

The board of directors from time to time may declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE VII.    SEAL

The corporate seal shall have the name of the Corporation and the word “seal” inscribed on it, and may be a facsimile, engraved, printed, or an impression seal.

ARTICLE VIII.    FISCAL YEAR

The fiscal year of the Corporation shall be determined by resolution of the board of directors.

ARTICLE IX.    AMENDMENT

These bylaws may be repealed or amended, and additional bylaws may be adopted, by either a vote of a majority of the full board of directors or a vote of the holders of a majority of the issued and outstanding shares entitled to vote, but the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.